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                               WOLVERINE TUBE, INC.

                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801


                           P R E S S   R E L E A S E

Contact:   James E. Deason
           Executive Vice President,
           Chief Financial Officer
           (256) 580-3510


================================================================================


                 WOLVERINE TUBE ANNOUNCES EXPANSION INTO MEXICO

HUNTSVILLE, ALABAMA, (OCTOBER 13, 2004) - Wolverine Tube, Inc. (NYSE:WLV), today announced plans to commence manufacturing operations in the Monterrey area of Mexico. The Mexico facility will produce both fabricated products and technical tube in a 130,000 square foot leased facility.

This marks the first Wolverine operation in Mexico and underscores the Company's high level of commitment and confidence with its customer base and markets in Mexico. Furthermore, we believe that this location provides growth opportunities to serve other Latin American markets. Wolverine will initially invest approximately $5.0 million in the facility, of which, approximately $3.0 million is existing equipment that is being redeployed.

Commenting on the announcement, Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "Currently we have substantial and profitable sales into Mexico and well-established relationships with major customers in that country. This manufacturing facility will allow us to provide them with improved service and expanded capabilities as our business and our customer base continues to grow."

"Initially", added Horowitz, "the Mexico facility will produce brazed assemblies for our HVAC/R and appliance customers and will begin to produce technical tube in early 2005. We anticipate, by the first quarter of 2005, employing approximately 100 people. The Mexico operating results are expected to have a slightly negative impact on the fourth quarter of 2004 and to be accretive in the full year 2005. Including the capital investment for this Mexico expansion, we will remain within our total Corporate 2004 capital spending projection of $10.5 to $12.0 million." Horowitz continued by saying, "experienced Wolverine employees will manage this operation. Imran Mukhtar, a Wolverine employee since 1997, will be the onsite Plant Manager and Chris Foster, who has been with Wolverine for over three years, will have responsibilities as General Manager for both our Carrollton, Texas and Mexico facilities."







                                   Plants at:
     Altoona, PA o Ardmore, TN o Carrollton, TX o Decatur, AL o Jackson, TN
        o Shawnee, OK o Warwick, RI o London, Ontario o Montreal, Quebec
                    o Shanghai, China o Esposende, Portugal

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                              WOLVERINE TUBE, INC.

                                   Page 2 of 2


ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.


Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "will", "expect"," believe," "anticipate", and similar terminologies. This press release contains forward-looking statements regarding the timing, scope and results of the Company's new manufacturing operations in Mexico, as well as, the Company's expectations of future customer demand, growth opportunities and capital expenditures, including investments in the Mexico facility. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements including, without limitation, unanticipated costs or delays in the ramp-up of production at our new Mexican facility, our ability to maintain customer relationships and develop growth opportunities in Latin American, and the level of future customer demand in that market. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of additional risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements contained herein, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.












                                   Plants at:
     Altoona, PA o Ardmore, TN o Carrollton, TX o Decatur, AL o Jackson, TN
        o Shawnee, OK o Warwick, RI o London, Ontario o Montreal, Quebec
                    o Shanghai, China o Esposende, Portugal